SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Variable Insurance Products Fund V
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IWS Flash Fidelity Proxy Mailings_v2.docx

Fidelity Flash Template for March 16, 2015

Category: Investment Products

Brief Title: Fidelity Money Market Proxy Mailing

Name: [Fidelity Rep Name]

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Full Article

Article: Fidelity Money Market Proxy Mailing

As communicated in the January 30, 2015 Flash Notice, Fidelity Investments announced the first set of proposed changes to their money market mutual funds, which are designed to align their product offerings to best meet investors' future cash investment needs. As a result, shareholders of several Fidelity Money Market funds (list below) will receive proxy statements that are mailing today, March 16, 2015.

Key Points:

[bullet] Fidelity proxies mailed to shareholders of record on March 16, 2015 as communicated in the January 30, 2015 Flash Notice

[bullet] List of impacted funds below and access proxy Q&A in early April, 2015

[bullet] New CUSIPs / symbols should be available

Conversion of Fidelity Prime Money Market Funds to Government Money Market Funds - - Shareholders of each applicable fund will receive a proxy statement asking for their approval of the proposed conversion of their fund from a "prime" fund to a government money market fund. Fidelity is proposing that the following funds be converted to government money market funds: Fidelity Cash Reserves, VIP Money Market Portfolio and FMMT Retirement Money Market Portfolio.

Current Fund Name	Current Symbol	Proposed New Name*	Eligible for Core Sweep	Record Date / Customer Mailing	Meeting Date	Anticipated Effective Date
Fidelity Cash Reserves	FDRXX	Fidelity Government Cash Reserves	Yes	March 16, 2015	May 12, 2015	Q4 2015
FMMT Retirement Money Market Portfolio	FRTXX	FMMT Retirement Government Money Market II Portfolio	Position Only	March 16, 2015	May 12, 2015	Q4 2015
VIP Money Market Portfolio	FAVMM	VIP Government Money Market Portfolio	Position Only	March 16, 2015	May 12, 2015	Q4 2015

* If approved, each of the funds' symbols and CUSIPs will remain the same.

Fund Merger Proposals - Shareholders of certain funds will receive a proxy statement asking for their approval of the merger of their fund into another Fidelity money market fund. Fidelity is proposing that the following funds be merged into other acquiring funds: Select Money Market Fund, Cash Management Funds (CMF): Prime Fund, and U.S. Government Reserves.

Current Fund Name	Current Symbol	Acquiring Fund*	Eligible for Core Sweep	Record Date / Customer Mailing	Meeting Date	Anticipated Merger Date
Select Money Market	FSLXX	Fidelity Money Market Premium Class	Position Only	March 16, 2015	May 12, 2015	Nov 2015
CMF Prime Fund: Daily Money Class**	FDAXX	Fidelity Government Money Market: Daily Money Class	Core	March 16, 2015	May 12, 2015	Nov 2015
CMF Prime Fund: Capital Reserves Class**	FPRXX	Fidelity Government Money Market: Capital Reserves	Core	March 16, 2015	May 12, 2015	Nov 2015
U.S. Government Reserves	FGRXX	Fidelity Government Money Market: Premium Class	Position Only	March 16, 2015	May 12, 2015	Nov 2015

* If approved, impact will be name change, CUSIP/symbol change, and new investment objective.

** May be held as core for small number of accounts via exception.

To help advisors navigate such changes, Fidelity Institutional Wealth Services will provide ongoing communication and support. In addition, customer applications and online account opening tools will be updated to reflect such changes. We will communicate specific timelines for such work in the coming weeks. Please contact your IWS relationship manager if you have additional questions.

For investment professional use only. Not for distribution to the public.

Clearing, custody, or other brokerage services may be provided by National Financial Services LLC, or Fidelity Brokerage Services LLC, Members NYSE, SIPC.

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